EXHIBIT 10.1

September 4, 2012

Dear Enrique,

Acorda has added an additional $35K towards your relocation assistance; this includes extending the lease for the year, effective October 10, 2012 through October 9, 2013. During this time the Company is responsible for the monthly rent ($2,220 including the unit, parking space and full use of the community amenities) as well as your Con Edison and Cable/Internet expenses (not included).  You may also use your relocation allowance towards, travel or any item that is involved under the relocation benefit.  Should you voluntarily terminate your employment with the Company, you agree to reimburse the Company for the above expenses on a prorated basis.  Please sign and date below in acknowledgment of the extension and terms.  Do not hesitate to contact me with any questions.

Best regards,

/s/ Denise Duca

Denise J. Duca
Senior Vice President, Human Resources

Signature /s/ Enrique Carrazana                                                                Date: September 17, 2012